Exhibit 3.1.2

Exhibit A

ARTICLES OF AMENDMENT
OF
        COMCAST CORPORATION

Section C of Article Fifth of the Amended and Restated Articles of Incorporation of Comcast Corporation, dated as of December 15, 2025, is hereby removed in its entirety.